UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2023

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Flooring Liquidators and related entities

On January 18, 2023, Live Ventures Incorporated, a Nevada corporation (the “Company” or “Parent”), through its wholly-owned subsidiary, Flooring Affiliated Holdings, LLC, a Delaware limited liability company (“Flooring Affiliated” or “Buyer”), acquired 100% of the issued and outstanding equity interests (the “Equity Interests”) of Flooring Liquidators, Inc., a California corporation (“Flooring Liquidators”), Elite Builder Services, Inc., a California corporation (“Elite”), 7 Day Stone, Inc., a California corporation (“7D”), Floorable, LLC, a California limited liability company (“Floorable”), K2L Leasing, LLC, a California limited liability company (“K2L”), and SJ & K Equipment, Inc., a California corporation (“SJ & K” and collectively, the “Acquired Companies” and such acquisition, the “Acquisition”).

The Acquisition was pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with an effective date of January 18, 2023 (the “Effective Date”) by and among the Company (solely for the purposes of Section 3.4 thereof), Buyer, Stephen J. Kellogg, as the Seller Representative of the equityholders of the Acquired Companies and individually in his capacity as an equityholder of the Acquired Companies (“Kellogg” or the “Seller Representative”), and the other equityholders of the Acquired Companies (collectively with Kellogg, the “Sellers”). The purchase price for the Equity Interests was $85.0 million less Estimated Indebtedness (other than Repaid Indebtedness), Estimated Selling Expenses (inclusive of $1.2 million of transaction bonuses which are deemed to be assumed liabilities for accounting purposes, such that the net purchase price for accounting purposes is $83.8 million), the RSU Value and the Retention Bonus (each as defined in the Purchase Agreement) (subject to adjustment, the “Purchase Price”). On the Effective Date, the Purchase Price was paid as follows:

•
$41.4 million in cash (the “Cash Amount”) to the Seller Representative (on behalf of and for further distribution to the Sellers), calculated as follows: (A) the Purchase Price minus (B) the Holdback Amount of $2.0 million (defined in the Purchase Agreement), minus (C) the Note Amount (defined below) minus (D) the Share Amount (defined below), minus (E) Estimated Selling Expenses of $1.6 million (inclusive of $1.2 million of transaction bonuses), and minus (F) $2.0 million of additional consideration (described below) and was funded in part through cash in the Acquired Companies’ bank accounts on the Effective Date;

•
$34.0 million (the “Note Amount”) to certain trusts for the benefit of Kellogg and members of his family (the “Kellogg Trusts”) pursuant to the issuance by Buyer of a subordinated promissory note (the “Note”) in favor of the Kellogg Trusts;

•
$4.0 million to the Kellogg 2022 Family Irrevocable Nevada Trust by issuance of 116,441 shares of Parent Common Stock (as defined in the Purchase Agreement) (the “Share Amount”), calculated in the manner described in the Purchase Agreement; and

•
$2.0 million of additional consideration, comprised of $1.0 million in cash and $1.0 million in Restricted Stock Units (“RSUs) (described below in connection with the Rowe Employment Agreement).

The Purchase Agreement contains customary representations, warranties, covenants, and agreements of the Buyer, Sellers, and Kellogg, including indemnification rights in favor of the Buyer.

On the Effective Date, Flooring Liquidators entered into an agreement for the continued employment of Kellogg as Chief Executive Officer of Flooring Liquidators (the “Kellogg Employment Agreement”), and Elite executed an agreement for the continued employment of Benjamin Rowe (“Rowe”) as President of Elite (the “Rowe Employment Agreement” and together with the Kellogg Employment Agreement, the “Employment Agreements”). The Employment Agreements provide that each of Kellogg and Rowe, will be entitled to, among other items, annual base salaries of $600,000 and $300,000, respectively, eligibility for an annual performance-based bonus, and, under certain circumstances, severance benefits contingent upon the execution of a general release of claims in favor of Flooring Liquidators and Elite, as applicable, following their termination of employment. Each Employment Agreement contains confidentiality, non-competition, non-solicitation, and non-disparagement provisions. In addition, for his continued employment, Rowe is eligible for a retention bonus of $1.0 million, payable after five years and conditioned on Rowe’s continued employment by Elite or another Acquired Company. In the event Rowe gives notice of termination of employment before such payment date, is terminated prior to the payment date or has violated or failed to comply with any covenants or agreements set forth in the Rowe Employment Agreement or a restrictive covenant agreement with the Buyer, the retention bonus will be paid to the Stephen J. Kellogg Revocable Trust Dated April 17, 2015. Additionally, in connection with the Acquisition, Rowe was issued 29,110 RSUs pursuant to a Restricted Stock Unit Agreement, which vest after five years and are conditioned on Rowe’s continued employment by Elite or another Acquired Company. Such RSUs will be forfeited and instead the Kellogg 2022 Family Irrevocable Nevada Trust will receive an equivalent number of shares of Common Stock in the event Rowe gives notice of termination of employment before such vesting date, or is terminated prior to such vesting date.

On the Effective Date, pursuant to the Purchase Agreement, Buyer issued the Note to the Kellogg Trusts for $34.0 million. The Note is interest-free for one year and begins to accrue interest on January 18, 2024 at a rate of 8.24% per annum (10.0% following certain specified events of default) with quarterly accrued interest payable at the end of each quarter beginning March 31, 2024. The Note matures and all outstanding principal and interest thereunder become due on January 18, 2028, five years from the Effective Date. The Kellogg Trusts’ right to payment is subordinated to all of Buyer’s indebtedness and liabilities to Eclipse Business Capital LLC (“Eclipse”), and the Buyers’ obligations under the Note are guaranteed by the Company.

On the Effective Date, in order to fund a portion of the Cash Amount, Flooring Affiliated issued a subordinated promissory note (the “ICG Note”) in the amount of $5,000,000 to Isaac Capital Group LLC (“ICG” or “Isaac Capital Group”). Jon Isaac, Live Ventures’ President and Chief Executive Officer, is the President and sole member of ICG. As of December 31, 2022, Mr. Isaac is the beneficial owner of approximately 50.6% of the outstanding capital stock (on an as-converted and as-exercised basis) of Live Ventures, which percentage includes ICG’s beneficial ownership of approximately 42.6% of the outstanding capital stock (on an as-converted and as-exercised basis) of Live Ventures.

The ICG Note accrues interest on the outstanding balance, compounded monthly, from the Effective Date through the date on which the ICG Note is paid in full, at a rate equal to the lesser of (i) 12.0% per annum (14.0% following certain specified events of default) (the “Base Interest Rate”), and (ii) the Maximum Lawful Rate (as defined therein). Pursuant to a subordination agreement between Flooring Affiliated, Isaac Capital Group and Eclipse (the “Subordination Agreement”), the ICG Note is subordinated to the Note. Subject to the Subordination Agreement, the outstanding principal amount of the ICG Note and all accrued but unpaid interest thereon shall be due and payable on January 18, 2028. In connection with the issuance of the ICG Note, Flooring Affiliated paid a closing fee of $100,000 to Isaac Capital Group. The ICG Note is guaranteed by the Company. Live Ventures equity was not issued in connection with the ICG Note.

In connection with the Acquisition, in order to fund a portion of the Cash Amount, the Company issued a promissory note (the “Spriggs Note”) in favor of Spriggs Investments LLC (“Spriggs Investments”), a limited liability company whose sole member is Rodney Spriggs, the President and Chief Executive Officer of Vintage Stock, Inc., a wholly-owned subsidiary of Live Ventures, that memorializes a loan by Spriggs Investments to Live Ventures in the initial principal amount of $1,000,000 (the “Spriggs Loan”). The Spriggs Loan matures on July 31, 2024 and bears simple interest at a rate of 12.0% per annum. Interest is payable in arrears on the last day of each month, commencing January 31, 2023. The Company may prepay the Spriggs Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid, together with accrued interest thereon to the date of prepayment; provided, however, that, if the Company prepays the Spriggs Loan in whole or in part on or prior to July 19, 2023, then the Company would also be obligated to pay a prepayment penalty to Spriggs Investments in an amount equal to $100,000, less the amount of any interest paid or to be paid by the Company up to the date of prepayment. The Spriggs Note contains events of default and other provisions customary for a loan of this type. The Spriggs Loan was guaranteed by Jon Isaac and by ICG.

As of December 31, 2022, Mr. Spriggs is a record and beneficial owner of less than 1.0% of the outstanding Common Stock of Live Ventures.

The foregoing summary descriptions of certain terms and provisions of the Purchase Agreement, the Employment Agreements, the Restricted Stock Unit Agreement, the Note, the ICG Note and the Spriggs Note and Spriggs Loan do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Purchase Agreement, a copy of which is attached as Exhibit 10.105 to this Current Report on Form 8-K, (ii) the Kellogg Employment Agreement, a copy of which is attached as Exhibit 10.106 to this Current Report on Form 8-K, (iii) the Rowe Employment Agreement, a copy of which is attached as Exhibit 10.107 to this Current Report on Form 8-K, (iv) the Restricted Stock Unit Agreement, a copy of which is attached as Exhibit 10.108 to this Current Report on Form 8-K, (v) the Note, a copy of which is attached as Exhibit 10.109 to this Current Report on Form 8-K, (vi) the ICG Note, a copy of which is attached as Exhibit 10.110 to this Current Report on Form 8-K, and (vii) the Spriggs Note, a copy of which is attached as Exhibit 10.111 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01 of this Current Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Loan and Security Agreement

On the Effective Date, Flooring Affiliated, as the initial borrower and a guarantor, Flooring Liquidators, Elite, and 7D, as borrowers (and together with Flooring Affiliated, the “Borrowers”), and SJ & K and Floorable, as guarantors (and together with Flooring Affiliated, the “Guarantors”; and together with the Borrowers, the “Loan Parties”) entered into a Loan and Security Agreement (“Loan and Security Agreement”) with the lenders party thereto (the “Lenders”) and Eclipse Business Capital LLC, as agent for the Lenders (the “Agent”). Subject to the terms and conditions of the Loan and Security Agreement, the Lenders are providing a term loan in the amount of approximately $3.5 million (the “M&E Term Loan”) and, from time to time prior to the Maturity Date (as defined therein), at the Borrower’s request, will make revolving loans (“Revolving Loans”) and letters of credit (“Letters of Credit”) available to the Borrowers. The Loan and Security Agreement provides for a maximum amount available under the revolving loans (the “Revolving Credit Facility”) of $25.0 million (the “Maximum Revolving Facility Amount”), provided that the outstanding balance of all Revolving Loans will not exceed the lesser of the (i) Maximum Revolving Facility Amount and the (ii) Borrowing Base (as defined in the Loan and Security Agreement). The Agent may, from time to time, establish and revise reserves (“Reserves”) against the Borrowing Base and the Maximum Revolving Facility Amount in such amounts and of such types as Agent deems appropriate in its discretion to reflect certain specified matters.

The Borrowers are obligated under the Loan and Security Agreement to make prepayments in certain specified situations. Additionally, in the event of any voluntary prepayment or certain mandatory prepayments of the M&E Term Loan or any permanent reduction in the Maximum Revolving Facility Amount, the Borrowers are required to pay a prepayment penalty of 3.0% if the prepayment is within the first year following the closing or 1.0% if the prepayment is within the second year following the closing.

The M&E Term Loan bears interest at a rate equal to the greater of:

i)
6.0% plus the Adjusted Term SOFR (as defined in the Loan and Security Agreement), and

ii)
5.0% plus the Base Rate (generally the greatest of 1.0%, federal funds rate plus 0.5% or the Adjusted Term SOFR plus 1.0%).

Prior to April 1, 2023, all Loans made under the Revolving Credit Facility, bear interest at a rate equal to the greater of:

i)
4.5% plus the Adjusted Term SOFR, and

ii)
3.5% plus the Base Rate.

After April 1 2023, the applicable margin to Adjusted Term SOFR and the Base Rate on the Revolving Credit Facility will be adjusted on a quarterly basis based on agreed thresholds of the Borrowers’ Fixed Charge Coverage Ratio and Average Excess Availability (each as defined in the Loan and Security Agreement) ranging from 3.75% to 4.50% for Loans based on Adjusted Term SOFR and 2.75% to 3.50% for Loans based on the Base Rate. Following certain specified events of default, all Loans may, at the option of Agent or the discretion of the Lenders, bear interest at a rate 2.0% higher than the otherwise applicable rate.

The Borrowers agreed to pay customary closing and administrative fees in connection with the Loan and Security Agreement, as well as letter of credit fees and an unused line fee on the Revolving Credit Facility equal to 0.5% per annum of the amount on which the Maximum Revolving Credit Facility Amount exceeds the average daily outstanding principal balance of the Revolving Loans during the immediately preceding month.

The Borrowers agreed to certain financial covenants in connection with the Loan and Security Agreement, including: (i) not permitting excess availability under the Revolving Credit Facility at any time to be less than $750,000, unless the Loan Parties’ Fixed Charge Coverage Ratio (as defined in the Loan and Security Agreement) for the twelve consecutive calendar month period then ended is greater than 1.10 to 1.00 and (ii) agreeing not to make any capital expenditures if, after giving effect to such expenditures, the aggregate cost of all capital expenditures of the Loan Parties for the fiscal year would exceed $2.0 million.

The proceeds of all Loans under the Revolving Credit Facility are to be used by the Borrowers to finance a portion of the Acquisition, to pay fees, costs and expenses incurred in connection with the Loan and Security Agreement and the Acquisition, for Borrowers’ working capital and general corporate purposes and for such other purposes as specifically permitted pursuant to the terms of the Loan and Security Agreement.

The Loan and Security Agreement contains customary representations, warranties, covenants, and agreements of the Borrowers, Lenders and Guarantors.

The foregoing brief summary descriptions of certain terms and provisions of the Loan and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan and Security Agreement, a copy of which is attached as Exhibit 10.112 to this Current Report on Form 8-K.

The Purchase Agreement, the Employment Agreements, the Restricted Stock Unit Agreement, the Note, the ICG Note, the Spriggs Note and the Spriggs Loan, and the Loan and Security Agreement (as defined below) (collectively, the “Transaction Agreements”) and the descriptions above have been included to provide investors and securityholders with certain information regarding the terms of each agreement. They are not intended to provide any other factual information about the Company, Buyer, the Acquired Companies, or their respective subsidiaries, affiliates, or stockholders or the terms and conditions of the Transaction Agreements. The representations, warranties, and covenants contained in the Transaction Agreements were made only for purposes of the Transaction Agreements as of their specific dates; were solely for the benefit of the parties to the respective Transaction Agreements; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between or among them that differs from those applicable to investors or securityholders. Investors and securityholders should be aware that the representations, warranties, and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, Buyer, the Acquired Companies, or any of their respective subsidiaries, affiliates, businesses, or securityholders. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the Effective Date. Accordingly, investors and securityholders should read the representations and warranties in the referenced agreements not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports, statements, and other filings it makes with the SEC.

Item 3.02. Unregistered Sales of Equity Securities.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report.

As described in Item 1.01 of this Current Report, in connection with the Acquisition and as part of the Purchase Price for the Acquired Companies, the Company issued 116,441 shares of its Common Stock (“Kellogg Shares”) to the Kellogg 2022 Family Irrevocable Nevada Trust.

The Kellogg Shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof. The offer and sale of the Kellogg Shares has not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act, and in each case in compliance with applicable state securities laws.

Item 8.01. Other Events.

On January 18, 2023, Live Ventures issued a press release announcing the acquisition of the Acquired Companies and the related financing transactions. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Company will file financial statements as required under Regulation S-X for the Acquired Companies by amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The Company will file financial statements as required under Regulation S-X for the Acquired Companies by amendment to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Description
10.105

Securities Purchase Agreement by and among Flooring Affiliated Holdings, LLC, Stephen J. Kellogg, the other equityholders of the Acquired Companies listed on Exhibit A thereto and, solely for the purposes of Section 3.4 thereof, Live Ventures Incorporated, dated January 18, 2023.[1]

10.106	Employment Agreement by and between Flooring Liquidators, Inc. and Stephen J. Kellogg, dated January 18, 2023.

10.107	Employment Agreement by and between Elite Builder Services, Inc. and Benjamin Rowe, dated January 18, 2023.

10.108	Restricted Stock Unit Agreement between Live Ventures Incorporated and Benjamin Rowe, dated January 18, 2023.

10.109

Subordinated Promissory Note dated January 18, 2023 issued by Flooring Affiliated Holdings, LLC in favor of (i) the Stephen J. Kellogg Revocable Trust Dated April 17, 2015, (ii) the Kaitlyn Kellogg 2022 Irrevocable Trust, (iii) the Augustus Kellogg 2022 Irrevocable Trust, and (iv) the Kellogg 2022 Family Irrevocable Nevada Trust.

10.110	Subordinated Promissory Note dated January 18, 2023 issued by Flooring Affiliated Holdings, LLC in favor of Isaac Capital Group, LLC.

10.111	Subordinated Promissory Note dated January 18, 2023 issued by Live Ventures Incorporated in favor of Spriggs Investments LLC.

10.112

Loan and Security Agreement by and among Flooring Affiliated Holdings, LLC, Flooring Liquidators, Inc., Elite Builder Services, Inc., 7 Day Stone, Inc., K2L Leasing, LLC, SJ & K Equipment, Inc. and Eclipse Business Capital LLC, dated January 18, 2023. [1]

99.1	Press Release, dated January 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

___________________________________

(1) Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer

Dated: January 24, 2023